FORM OF INDEPENDENT AUDITOR’S CONSENT	EXHIBIT (n)

Consent of independent registered public accounting firm

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated June 21, 2004, except for Notes 3 and 4 as to which the date is July 20, 2004, relating to the statement of assets and liabilities of Evercore Investment Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading Independent Registered Public Accounting Firm in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
July 20, 2004